UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2015

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 233-8242
___________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2015, the Board of Directors (the “Board”) of Capital Southwest Corporation (the “Company”) approved the spin-off of certain of its industrial products businesses through the pro rata distribution of shares of CSW Industrials, Inc. (“CSWI”) to holders of the Company’s common stock (the “Share Distribution”) at the close of business on September 18, 2015 (the “Record Date”). The Share Distribution is expected to be completed on September 30, 2015 (the “Distribution Date”).

Following the Share Distribution, CSWI will be a separate, publicly traded company. The Company will not retain any ownership interest in CSWI. The Company’s shareholders will receive one share of CSWI common stock for every share of Company common stock held on the Record Date. Fractional shares of CSWI common stock will not be distributed. Any fractional share of CSWI common stock otherwise issuable to a Company shareholder will be sold in the open market on such shareholder’s behalf, and such shareholder will receive a cash payment with respect to such fractional share.

In order to effect the Share Distribution and govern the Company’s relationship with CSWI after the Share Distribution, the Company entered into a Distribution Agreement, a Tax Matters Agreement and an Employee Matters Agreement with CSWI on September 8, 2015. The Emplpoyee Matters Agreement was amended and restated on September 14, 2015. The following summary describes the material terms of these agreements. This summary is qualified in its entirety by reference to the Distribution Agreement, the Tax Matters Agreement and the Employee Matters Agreement filed as Exhibits 2.1, 10.1 and 10.2, respectively, to this Current Report.

Distribution Agreement

The Distribution Agreement sets forth the agreement between the Company and CSWI regarding the principal transactions necessary to effect the Share Distribution. It also sets forth other aspects of the relationship between the Company and CSWI after the Share Distribution and provides certain indemnities related to the Share Distribution and CSWI’s business.

In general, the Distribution Agreement does not contain any representations or warranties by either the Company or CSWI. Accordingly, neither the Company nor CSWI make any representation or warranty under the Distribution Agreement regarding the transactions contemplated by the Distribution Agreement or their respective businesses, assets, liabilities, condition or prospects. The term of the Distribution Agreement is perpetual, unless the agreement is terminated by mutual consent of both parties.

Distribution. On the Distribution Date, the Company will distribute to its shareholders one share of CSWI common stock for every share of Company common stock held by its shareholders.

Transfer of CSWI Businesses. The Distribution Agreement provides for the transfer to CSWI, prior to the Distribution Date, of the Company’s equity interests in The RectorSeal Corporation, The Whitmore Manufacturing Company, Jet-Lube, Inc., Balco, Inc., Strathmore Holdings, LLC, Smoke Guard, Inc. and CapStar Holdings Corporation (collectively, the “CSWI Businesses”).

Transfer of Cash. The Distribution Agreement provides for the transfer, immediately prior to the Share Distribution, of $13.0 million in cash from the Company to CSWI.

Additional Transfers of Assets. The Distribution Agreement also identifies certain ancillary transfers of assets at a corporate level that are necessary in connection with the Share Distribution, including certain trademarks that will be used in the CSWI Businesses following the Share Distribution.

Assumption of Liabilities. The Distribution Agreement provides for the assumption by CSWI, prior to the Distribution Date, of certain liabilities of the Company, including liabilities arising out of the ownership or operation of the CSWI Businesses as conducted at any time prior to, on or after the Distribution Date and costs relating to the incorporation of CSWI and the post-Share Distribution operations of CSWI as a holding company for the CSWI Businesses.

Termination of Management Agreements. The Distribution Agreement provides for the termination of certain management agreements between the Company and the CSWI Businesses.

Conditions. The Distribution Agreement also provides that several conditions must be satisfied or waived by the Company in its sole and absolute discretion before the Share Distribution can occur. These conditions include:

•	the SEC will have declared effective CSWI’s Registration Statement on Form 10 (the “Form 10”), with no stop order in effect with respect to the Form 10, and the information statement attached as an exhibit to the Form 10 shall have been mailed to the shareholders of the Company;

•	the Company shall have received a favorable opinion from a nationally recognized accounting firm with respect to the tax-free nature of the Share Distribution for federal income tax purposes;

•	the Board will not have withdrawn its authorization and approval regarding (1) the Share Distribution and (2) the transfers of assets and assumptions of liabilities contemplated by the Distribution Agreement;

•	no order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Share Distribution shall be in effect;

•	CSWI common stock shall have been approved for listing on NASDAQ, subject to official notice of issuance;

•	each of the ancillary agreements related to the Share Distribution shall have been entered into before the Share Distribution and shall not have been materially breached by any party thereto; and

•	no other events or developments have occurred that, in the judgment of the Board, in its sole and absolute discretion, would result in the Share Distribution having a material adverse effect on Capital Southwest or its shareholders.

Release of Claims. CSWI has agreed to broad releases pursuant to which CSWI will release the Company and its affiliates, successors and assigns from, and indemnify and hold harmless all such persons against and from, any claims against any of them that arise out of or relate to the management of CSWI’s business, certain events that took place prior to the Share Distribution, the Share Distribution, the terms of the Distribution Agreement, the Tax Matters Agreement, the Employee Matters Agreement and the other agreements being entered into in connection with the Share Distribution and any other decision made or action taken relating to CSWI. The releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Share Distribution, including, but not limited to, the Distribution Agreement, the Tax Matters Agreement and the Employee Matters Agreement.

Indemnification. The Company and CSWI have agreed to indemnify each other and each of their respective affiliates and representatives, and each of the heirs, executors, successors and assigns of such representatives against certain liabilities in connection with their respective businesses and any breach by such company of the Distribution Agreement. In addition, the Company will indemnify CSWI for all liabilities arising out of the ownership or operation of any business of the Company, other than the CSWI Businesses, as conducted at any time prior to, on or after the Distribution Date. CSWI will indemnify the Company for all liabilities arising out of the ownership or operation of any of the CSWI Businesses, as conducted at any time prior to, on or after the Distribution Date. Neither the Company’s nor CSWI’s indemnity obligations to the other under the Distribution Agreement are subject to any limitations.

Access to Information; Confidentiality. The Company and CSWI will allow each other and their respective representatives reasonable access to all records in their possession relating to the business and affairs of the other party, including for audit, accounting, litigation, income taxes, financial reporting and regulatory compliance purposes. Subject to limited exceptions, the Company and CSWI and their representatives are required to hold confidential all information in their possession concerning the other party.

Third-Party Beneficiaries. The Company and CSWI have agreed that each party identified as an indemnitee in the Distribution Agreement who is not a party to the agreement is an intended third-party beneficiary of the indemnification provisions.

Further Assurances. The Company and CSWI have agreed to take all actions reasonably necessary or desirable to consummate and make effective the transactions contemplated by the Distribution Agreement and the ancillary agreements related thereto, including using commercially reasonable efforts to promptly obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required for consummation of such transactions.

Costs of the Share Distribution. Except as otherwise expressly set forth in the Distribution Agreement or any other agreement between the Company and CSWI, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery, printing and implementation of the Distribution Agreement, the Share Distribution, and the consummation of the transactions contemplated by the Distribution Agreement, will be charged to and paid by the Company. Following the Distribution Date, each party will be responsible for its own costs and expenses.

Termination. The Distribution Agreement provides that it may be terminated by the Company at any time prior to the Share Distribution in the sole discretion of the Company without the approval of CSWI or the shareholders of the Company. In the event of such termination, neither the Company nor CSWI will have any liability of any kind to the other party.

Tax Matters Agreement

The Tax Matters Agreement generally governs the Company’s and CSWI’s respective rights, responsibilities and obligations with respect to taxes in connection with the Share Distribution. The Tax Matters Agreement provides that CSWI will be liable for taxes incurred by the Company as a result of CSWI’s taking or failing to take certain actions that result in the Share Distribution failing to meet the requirements of a tax-free distribution under the Internal Revenue Code of 1986, as amended (the “Code”). The Tax Matters Agreement also restricts the Company’s and CSWI’s ability to take actions that could cause the Share Distribution to fail to meet the requirements of a tax-free distribution under the Code. These restrictions may prevent the Company and CSWI from entering into transactions that might be advantageous to the Company or its shareholders. The term of the Tax Matters Agreement is perpetual, unless the agreement is terminated by mutual consent of both parties.

Amended and Restated Employee Matters Agreement

The amended and restated Employee Matters Agreement (the “Employee Matters Agreement”) allocates liabilities and responsibilities between the Company and CSWI relating to employee compensation and benefit plans and programs, including the treatment of certain employment agreements, outstanding annual and long-term incentive awards, and health and welfare benefit obligations and provide for the cooperation between the Company and CSWI in the sharing of employee information.

In general, following the Share Distribution, CSWI will be responsible for all employment and benefit-related obligations and liabilities related to those individuals employed by the CSWI Businesses prior to the Share Distribution (the “CSWI Employees”) and those individuals whose employment will be transferred to CSWI in connection with the Share Distribution (the “Transferring Employees”). In general, the Company will be responsible for any employment and benefit-related obligations and liabilities of any employees who continue to be employees of the Company following the Share Distribution (the “Capital Southwest Employees”). The term of the Employee Matters Agreement is perpetual, unless the agreement is terminated by mutual consent of both parties.

Specific provisions of the Employee Matters Agreement include the following:

Equity Awards. The Employee Matters Agreement provides for adjustments to outstanding equity awards of the Company, such that the awards will represent stock options and restricted stock awards of both the Company and CSWI.

Retirement Plan. As of the Distribution Date, CSWI shall take all actions necessary to assume sponsorship of the qualified defined benefit pension plan in which certain of the CSWI Businesses participate (the “Retirement Plan”) and be substituted as the party to any trust and/or custodian agreement related thereto. Prior to the Distribution Date, the Company shall take all actions necessary to transfer the sponsorship of the Retirement Plan to CSWI, to be effective as of the Distribution Date.

Restoration Plan. The Company shall retain sponsorship of the unfunded retirement restoration plan in which certain of the CSWI Businesses participate (the “Restoration Plan”) on and after the Distribution Date. All CSWI Employees and all Transferring Employees shall cease active participation in the Restoration Plan effective as of the Distribution Date. CSWI shall take all actions necessary to establish a non-qualified deferred compensation plan containing substantially the same terms as the Restoration Plan, effective as of the Distribution Date (the “CSWI Restoration Plan”). All liabilities with respect to benefits accrued under the Restoration Plan on behalf of CSWI Employees and the Transferring Employees shall be transferred to the CSWI Restoration Plan and assumed by CSWI. All CSWI Employees and all Transferring Employees who participated in the Restoration Plan immediately prior to the Distribution Date shall become active participants in the CSWI Restoration Plan effective on the Distribution Date. The Company shall retain all liabilities with respect to benefits accrued under the Restoration Plan on behalf of Capital Southwest Employees and all former employees.

401(k) Plans. Prior to the Distribution Date, the Company shall cause the applicable CSWI Businesses to transfer sponsorship of the qualified 401(k) plans sponsored prior to the Distribution Date by the CSWI Businesses (the ”CSWI 401(k) Plan”) to CSWI to be effective as of the Distribution Date, and CSWI shall take all actions necessary to assume sponsorship of the CSWI 401(k) Plan and be substituted as a party to any trust and/or custodian agreement related thereto effective as of the Distribution Date. Prior to the Distribution Date, the Company will take all actions necessary to cause one of its subsidiaries that is being retained by the Company to establish a qualified 401(k) plan to be effective following the Distribution date (the ”Capital Southwest 401(k) Plan”).

ESOP. Certain of the CSWI Businesses sponsor two qualified, non-leveraged employee stock ownership plans (collectively, the “ESOP”) in which all U.S. employees of the participating CSWI Businesses are eligible to participate following the completion of one year of service. Prior to the Distribution Date, the Company shall cause the applicable CSWI Businesses to transfer sponsorship of the ESOP to CSWI to be effective as of the Distribution Date, and CSWI shall take all actions necessary to assume sponsorship of the ESOP and be substituted as the party to any trust and/or custodian agreement related thereto effective as of the Distribution Date. As soon as administratively practicable following the Distribution Date, CSWI shall cause a transfer of plan assets of the Capital Southwest Employees who have an account balance under the ESOP as of the Distribution Date, valued as of the date such assets are transferred, from the trust maintained with respect to the ESOP to the trust maintained with respect to the Capital Southwest 401(k) Plan, and the Company will cause the trust maintained with respect to the Capital Southwest 401(k) Plan to accept such transfer of assets. Effective as of the Distribution Date, Capital Southwest Employees shall cease participation in the ESOP.

Cash Incentive Awards. The Company’s compensation program includes long-term cash incentives (“Cash Incentive Awards”). The Company will use commercially reasonable efforts to enter into an agreement with each holder of a Cash Incentive Award as of the Distribution Date to cause the value of such award to be determined based upon net asset value calculated as of the last day of the fiscal quarter ending immediately prior to the Distribution Date. Such Cash Incentive Awards shall continue to be otherwise subject to substantially the same terms and conditions after the Distribution Date as applied to such awards immediately prior to the Distribution Date. The Company and CSWI will use commercially reasonable efforts to enter into a new incentive agreement with the holders of each such Cash Incentive Award. Such new awards shall remain subject to substantially the same terms and conditions after the Distribution Date as applied to the Cash Incentive Awards immediately prior to the Distribution Date, to the extent necessary to comply with Section 409A of the Code.

Health and Welfare Benefit Plans. Effective as of the Distribution Date, the Company shall cause the sponsorship of certain health and welfare benefit plans to be transferred to CSWI and all related insurance policies to be assigned to CSWI. CSWI shall take all actions necessary to assume sponsorship of such plans and insurance policies. During the period commencing on the Distribution Date and ending on the date that Capital Southwest Employees become eligible to participate in health and welfare plans sponsored by the Company, provided that such date shall in no event be after December 31, 2015, Capital Southwest Employees shall continue to participate in the health and welfare plans assumed and sponsored by CSWI. The Company shall establish its own health and welfare benefit plans effective as soon as administratively possible following the distribution date but in no event later December 31, 2015, and Capital Southwest Employees shall cease participation in the health and welfare benefit plans assumed and sponsored by CSWI on that date.

Share Distribution-Related Payments. Certain executive officers of the Company hold stock option, restricted stock and cash bonus award payments issued under the Company’s executive compensation plan vesting in three annual installments following the consummation of the Share Distribution (the “Share Distribution Executive Compensation Plan”). The equity awards payable under the Share Distribution Executive Compensation Plan will include both Capital Southwest and CSWI stock options and restricted shares. The Company shall retain all liabilities with respect to the cash incentive awards granted under the Share Distribution Executive Compensation Plan. The Company shall pay such cash incentive awards at the time and manner provided under the terms of the Share Distribution Executive Compensation Plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations

On September 8, 2015, in connection with the Share Distribution, Joseph B. Armes, the Company’s President and Chief Executive Officer, Kelly Tacke, the Company’s Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer and Christopher Mudd, the Company’s Senior Vice President, Operations, resigned from their positions with the Company effective in each case immediately following the consummation of the Share Distribution.

Appointment of Officers

On September 8, 2015, Bowen S. Diehl was appointed President and Chief Executive Officer of the Company and Michael S. Sarner was appointed Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer of the Company effective in each case immediately following the consummation of the Share Distribution.

Mr. Diehl, age 46, has served as Senior Vice President and Chief Investment Officer of the Company since March 2014. Prior to that, Mr. Diehl was the Managing Director of American Capital, Ltd. from 2007 to March 2014. He was also a Principal of American Capital from 2004 to 2007, and a Vice President of American Capital from 2001 to 2004. Mr. Diehl’s investments have been in a variety of industries including industrial manufacturing, healthcare, business services, and consumer finance. Prior to American Capital, Mr. Diehl was a Vice President in Investment Banking at Merrill Lynch where he gained experience working with companies in the exploration and production, oilfield services, natural gas pipeline, natural gas gathering and processing, homebuilding and semiconductor sectors. Prior to joining Merrill Lynch, Mr. Diehl was a Vice President in the Global Oil and Gas Group at Chase Securities Inc., in New York, New York and then in Houston, Texas, completing numerous transactions in the upstream and midstream oil and gas sectors. Mr. Diehl earned a Bachelor of engineering degree, with majors in Environmental/Geotechnical Engineering and Economics, from Vanderbilt University and a Masters of Business Administration from the University of Texas at Austin.

Mr. Sarner, age 43, has served as Senior Vice President of the Company since July 14, 2015. Before joining the Company, Mr. Sarner spent 15 years at American Capital, Ltd., in a variety of financial roles, most recently as Senior Vice President, Treasury, a position he held since 2012. He was also a Vice President of American Capital from 2006 to 2012, and a Manager from 2000 to 2006. At American Capital, he was responsible for initiatives and staff development related to debt capital markets, treasury and financial planning and analysis. These responsibilities included corporate debt originations, refinancings, RIC/BDC compliance and debt servicing. During his tenure at American Capital, Mr. Sarner was also the lead in charge of both a corporate debt restructuring and corporate re-organization. He received a B.B.A. in Business Administration/Accounting from James Madison University and an M.B.A. in Finance from George Washington University’s School of Business and Public Management.

Employee Matters Agreement

On September 8, 2015, the Company entered into the Employee Matters Agreement with CSWI, as discussed in Item 1.01. That disclosure is incorporated herein by reference.

Amendments to Compensation Arrangements

The Company adopted the Share Distribution Executive Compensation Plan on August 28, 2014, pursuant to which non-qualified stock option, restricted stock and cash incentive awards were granted to Mr. Armes, Mr. Diehl and Ms. Tacke. The awards vest in three annual installments following consummation by the Company of a transformative transaction, subject to accelerated vesting in connection with certain change of control events. On September 8, 2015, the Board designated the Share Distribution as a transformative transaction for purposes of the plan and amended the award agreements granted under the plan to provide for accelerated vesting of the awards held by an executive in the event of a termination of such executive’s service effected by the executive for good reason, by the employer without cause, or as a result of the disability or death of the executive.

The foregoing summary description is qualified in its entirety by reference to the full text of the amended and restated non-qualified stock option agreement, the amended and restated restricted stock award agreement and the amended and restated cash incentive award agreement, copies of which are attached hereto as Exhibits 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

The existing non-qualified stock option agreement, restricted stock award agreement and cash incentive award agreement are more fully described in the Company’s Current Report filed with the Securities and Exchange Commission on August 29, 2014, which description is incorporated by reference herein.

Item 8.01 Other Events.

The Company issued a press release on September 8, 2015 announcing the declaration of the Share Distribution by the Board and related information. The press release is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Distribution Agreement
10.1	Tax Matters Agreement
10.2	Amended and Restated Employee Matters Agreement
10.3	Form of Amended and Restated Non-Qualified Stock Option Agreement
10.4	Form of Amended and Restated Restricted Stock Award Agreement
10.5	Form of Amended and Restated Cash Incentive Award Agreement
99.1	Press Release of the Company dated September 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2015

By:	/s/ Joseph B. Armes

	Name:	Joseph B. Armes
	Title:	Chairman of the Board,
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Distribution Agreement
10.1	Tax Matters Agreement
10.2	Amended and Restated Employee Matters Agreement
10.3	Form of Amended and Restated Non-Qualified Stock Option Agreement
10.4	Form of Amended and Restated Restricted Stock Award Agreement
10.5	Form of Amended and Restated Cash Incentive Award Agreement
99.1	Press Release of the Company dated September 8, 2015